(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	October 23, 2019
(630) 906-5484

Old Second Reports Third Quarter 2019 Net Income of $12.2 million

AURORA, IL, October 23, 2019 – Old Second Bancorp, Inc. (the “Company,” “we,” “us,” and “our”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the third quarter of 2019.  Our net income was $12.2 million, or $0.40 per diluted share, for the third quarter of 2019, compared to net income of $9.3 million, or $0.31 per diluted share, in the second quarter of 2019, and net income of $9.6 million, or $0.32 per diluted share, for the third quarter of 2018.

Operating Results

•

Third quarter 2019 net income was $12.2 million, reflecting an increase in earnings of $2.9 million from the second quarter of 2019, and an increase in earnings of $2.5 million from the third quarter of 2018.   Third quarter 2019 financial results were positively impacted by pretax securities gains, net, of $3.5 million compared to $986,000 in the second quarter of 2019 and $13,000 in the third quarter of 2018.  Securities gains, net, were partially offset by mark to market losses on mortgage servicing rights (“MSRs”) in each of the periods presented.

•

Net interest and dividend income was $24.8 million for the third quarter of 2019, an increase of $26,000, or 0.1%, from $24.8 million for the second quarter of 2019, and an increase of $1.0 million, or 4.4%, from the third quarter of 2018.  Net interest and dividend income in the third quarter of 2019 was favorably impacted by loan growth over the past year.

•

 Noninterest income was $11.9 million for the third quarter of 2019,  an increase of $3.8 million, or 46.5%, compared to $8.1 million for the second quarter of 2019, and an increase of $4.1 million, or 52.7%, compared to $7.8 million for the third quarter of 2018.  Noninterest income for the third quarter of 2019 was positively impacted by an increase in securities gains, net, of $2.5 million, as well as growth in net gain on sales of mortgage loans of $911,000, compared to the second quarter of 2019.  Noninterest income for the third quarter of 2019 increased $3.5 million due to securities gains, net, as well as growth in net gain on sales of mortgage loans of $1.1 million, compared to the third quarter of 2018.

•

Noninterest expense was $20.0 million for the third quarter of 2019,  a  decrease of $172,000, or 0.9%, compared to $20.1 million for the second quarter of 2019, and an increase of $1.2 million, or 6.6%, from $18.7 million for the third quarter of 2018.  The decrease in noninterest expense in the third quarter of 2019, compared to the second quarter of 2019, was primarily attributable to decreases in FDIC insurance, other real estate expense, net, and other expense, which was partially offset by increases in salaries and employee benefits and occupancy, furniture and equipment expense. The increase in noninterest expense in the third quarter of 2019, compared to the third quarter of 2018, was primarily attributable to higher salaries and employee benefits expense, occupancy, furniture and equipment expense and computer and data processing expense.

•

The provision for income taxes totaled $4.0 million for the third quarter of 2019, compared to $3.0 million for the second quarter of 2019 and $3.2 million for the third quarter of 2018.  The linked quarter increase of $993,000 was primarily due to an increase of $3.9 million in pretax income in the third quarter of 2019, compared to the second quarter of 2019.  The $835,000 increase in provision for income taxes for the year over year quarter was primarily due to the $3.4 million increase in pretax income in the second quarter of 2019 compared to the third quarter of 2018.

•	On October 15, 2019, our Board of Directors declared a cash dividend of $0.01 per share payable on November 4, 2019, to stockholders of record as of October 25, 2019.

Capital Ratios

	Minimum Capital	To Be Well
	Adequacy with	Capitalized
	Capital Conservation	Under Prompt	September 30,	June 30,	September 30,
	Buffer if applicable[1]	Corrective Action[2]	2019	2019	2018
The Company
Common equity tier 1 capital ratio	7.00%	N/A	10.89%	10.26%	9.12%
Total risk-based capital ratio	10.50%	N/A	14.34%	13.70%	12.57%
Tier 1 risk-based capital ratio	8.50%	N/A	13.45%	12.83%	11.67%
Tier 1 leverage ratio	4.00%	N/A	11.54%	10.85%	9.72%

The Bank
Common equity tier 1 capital ratio	7.00%	6.50%	14.83%	13.96%	13.26%
Total risk-based capital ratio	10.50%	10.00%	15.72%	14.83%	14.16%
Tier 1 risk-based capital ratio	8.50%	8.00%	14.83%	13.96%	13.26%
Tier 1 leverage ratio	4.00%	5.00%	12.68%	11.96%	11.05%

1 Amounts are shown inclusive of a capital conservation buffer of 2.50%. Under the Federal Reserve’s Small Bank Holding Company Policy Statement, the Company is not subject to the minimum capital adequacy and capital conservation buffer capital requirements at the holding company level, unless otherwise advised by the Federal Reserve (such capital requirements are applicable only at the Bank level). Although the minimum regulatory capital requirements are not applicable to the Company, we calculate these ratios for our own planning and monitoring purposes.

2 The prompt corrective action provisions are only applicable at the Bank level.

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans totaled $13.4 million at September 30, 2019, compared to $12.7 million at June 30, 2019, and $11.8 million at September 30, 2018.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans were 0.7% both at September 30, 2019 and June 30, 2019, and 0.6%  at September 30, 2018.  Purchased credit impaired (“PCI”) loans acquired in our acquisition of ABC Bank totaled $9.1 million, net of purchase accounting adjustments, at September 30, 2019.  We do not consider PCI loans, which showed evidence of deteriorated credit quality at acquisition, to be nonperforming assets if their cash flows and the timing of such cash flows continue to be estimable and probable of collection.

•

OREO assets totaled $4.7 million at September 30, 2019, compared to $5.7 million at June 30, 2019, $7.2 million at December 31, 2018, and $7.0 million at September 30, 2018. Writedowns of $203,000 were recorded in the third quarter of 2019, compared to $196,000 in the second quarter of 2019 and $119,000 in the third quarter of 2018.  Nonperforming assets, as a percent of total loans plus OREO, were 1.0% at September 30, 2019, June 30, 2019, and September 30, 2018, and 1.2% at December 31, 2018.

•

Total loans were $1.90 billion at September 30, 2019, reflecting a decrease of $3.1 million compared to June 30, 2019, an increase of $2.8 million compared to December 31, 2018, and an increase of $64.9 million compared to September 30, 2018, due primarily to growth in the commercial, leases, and real estate-commercial portfolios.  Average loans (including loans held-for-sale) for the third quarter of 2019 were $1.90 billion, reflecting a decrease of $1.9 million from the second quarter of 2019 and an increase of $52.9 million from the third quarter of 2018.  Growth in the year over year period is primarily due to organic growth in our leasing, commercial, and real estate-commercial portfolios, as well as select portfolio loan purchases.

•

Available-for-sale securities totaled $488.4 million at September 30, 2019, compared to $492.1 million at   June 30, 2019, $541.2 million at December 31, 2018, and $542.3 million at September 30, 2018.  Pretax  security gains, net, of $3.5 million were recorded in the third quarter of 2019, compared to $986,000 in the second quarter of 2019, and $13,000 in the third quarter of 2018.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INCOME / EXPENSE AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Income /	Rate	Average	Income /	Rate	Average	Income /	Rate
	Balance	Expense	%	Balance	Expense	%	Balance	Expense	%
Assets
Interest earning deposits with financial institutions	$21,425	$119	2.20	$19,053	$111	2.34	$17,975	$84	1.85
Securities:
Taxable	260,842	2,296	3.49	229,263	2,223	3.89	268,015	2,491	3.69
Non-taxable (TE)[2]	233,208	2,176	3.70	290,743	2,710	3.74	274,282	2,612	3.78
Total securities (TE)[2]	494,050	4,472	3.59	520,006	4,933	3.80	542,297	5,103	3.73
Dividends from FHLBC and FRBC	10,398	154	5.88	11,317	156	5.53	8,905	121	5.39
Loans and loans held-for-sale [1,2]	1,895,454	25,159	5.27	1,897,324	24,958	5.28	1,842,561	23,421	5.04
Total interest earning assets	2,421,327	29,904	4.90	2,447,700	30,158	4.94	2,411,738	28,729	4.73
Cash and due from banks	34,315	-	-	33,618	-	-	34,608	-	-
Allowance for loan and lease losses	(19,452)	-	-	(19,435)	-	-	(19,696)	-	-
Other noninterest bearing assets	172,250	-	-	174,075	-	-	191,296	-	-
Total assets	$2,608,440			$2,635,958			$2,617,946

Liabilities and Stockholders' Equity
NOW accounts	$420,437	$334	0.32	$442,430	$373	0.34	$444,790	$301	0.27
Money market accounts	282,797	269	0.38	288,698	262	0.36	319,492	250	0.31
Savings accounts	308,483	121	0.16	313,822	124	0.16	300,519	91	0.12
Time deposits	420,429	1,672	1.58	422,975	1,641	1.56	467,933	1,568	1.33
Interest bearing deposits	1,432,146	2,396	0.66	1,467,925	2,400	0.66	1,532,734	2,210	0.57
Securities sold under repurchase agreements	40,342	135	1.33	44,184	147	1.33	46,850	140	1.19
Other short-term borrowings	75,310	429	2.26	93,369	575	2.47	55,119	311	2.24
Junior subordinated debentures	57,716	933	6.41	57,704	931	6.47	57,669	930	6.40
Senior notes	44,222	682	6.12	44,196	672	6.10	44,121	672	6.04
Notes payable and other borrowings	10,973	89	3.22	13,101	107	3.28	20,768	173	3.30
Total interest bearing liabilities	1,660,709	4,664	1.11	1,720,479	4,832	1.13	1,757,261	4,436	1.00
Noninterest bearing deposits	651,863	-	-	645,580	-	-	625,982	-	-
Other liabilities	30,329	-	-	19,586	-	-	20,142	-	-
Stockholders' equity	265,539	-	-	250,313	-	-	214,561	-	-
Total liabilities and stockholders' equity	$2,608,440			$2,635,958			$2,617,946
Net interest income (GAAP)		$24,780			$24,754			$23,740
Net interest margin (GAAP)			4.06			4.06			3.91
Net interest income (TE) [2]		$25,240			$25,326			$24,293
Net interest margin (TE) [2]			4.14			4.15			4.00
Interest bearing liabilities to earning assets	68.59%			70.29%			72.86%

1 Interest income from loans is shown on a tax equivalent basis, which is a non-GAAP financial measure as discussed in the table on page 15, and includes fees of $295,000 for the third quarter of 2019,  $184,000 for the second quarter of 2019, and $197,000 for the third quarter of 2018. Nonaccrual loans are included in the above stated average balances.

2 Tax equivalent (TE) basis is calculated using a marginal tax rate of 21% in 2019 and 2018. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Net interest income (TE) was $25.2 million for the third quarter of 2019, which reflects a decrease of $86,000 compared to the second quarter of 2019, and an increase of $947,000 compared to the third quarter of 2018.  The tax equivalent adjustment for the third quarter of 2019 was $460,000, compared to $572,000 for the second quarter of 2019, and $553,000 for the third quarter of 2018.  Average interest earning assets declined $26.4 million to $2.42 billion for the third quarter of 2019, compared to the second quarter of 2019, primarily due to sales of non-taxable securities and loan paydowns.  Average interest earnings assets grew $9.6 million in the third quarter of 2019, compared to the third quarter of 2018, primarily due to organic loan growth in the year over year period, as well as a home equity loan (“HELOC”) portfolio purchase of $20.7 million in the fourth quarter of 2018.  Average loans, including loans held-for-sale, declined $1.9 million for the third quarter of 2019, compared to the second quarter of 2019, and grew $52.9 million compared to the third quarter of 2018.  The yield on average earning assets decreased four basis points in the third quarter of 2019, compared to the second quarter of 2019, but increased 17 basis points compared to the third quarter of 2018, primarily due to growth in loan volumes over the past year as well as a change in loan product mix to higher yielding commercial loans, partially offset by a reduction in lower yielding real estate-residential loans.

Total securities income was $4.5 million in the third quarter of 2019, a decrease of $461,000 compared to the second quarter of 2019, and a decrease of $631,000 compared to the third quarter of 2018, due primarily to reductions in yields and volumes.    Security sales of $57.2 million were made in the third quarter of 2019, primarily in the nontaxable municipals sector, which resulted in pretax security gains, net, of $3.5 million.  Our overall yield on tax equivalent municipal securities was 3.70% for the third quarter of 2019, 3.74% for the second quarter of 2019, and 3.78% for the third quarter of 2018.  The overall tax equivalent yield for the total securities portfolio declined 21 basis points from June 30, 2019 to September 30, 2019, and 14 basis points from September 30, 2018 to September 30, 2019.

Average interest bearing liabilities decreased $59.8 million in the third quarter of 2019, compared to the second quarter of 2019, primarily driven by a $35.8 million decrease in interest bearing deposits and an $18.1 million decrease in other short-term borrowings, due to a decrease in funding needs as a result of net loan paydowns.  Average interest bearing liabilities decreased $96.6 million in the third quarter of 2019, compared to the third quarter of 2018, primarily driven by a $100.6 million reduction in interest bearing deposits, partially offset by a $20.2 million increase in other short term borrowings.  The cost of interest bearing liabilities for the third quarter of 2019 decreased by two basis points from the second quarter of 2019, and increased by eleven basis points from the third quarter of 2018.  Growth in average demand deposits of $6.3 million in the third quarter of 2019, compared to the second quarter of 2019, and of $25.9 million in the year over year period, has assisted us in controlling our cost of funds stemming from average interest bearing deposits, which totaled 0.66% for both the second and third quarters of 2019 and totaled 0.57% for the third quarter of 2018.

For the third quarter of 2019, average other short-term borrowings, which consisted solely of FHLBC advances, totaled  $75.3 million, compared to $93.4 million for the second quarter of 2019, and $55.1 million for the third quarter of 2018.  Average rates paid on short-term FHLBC advances have increased from 2.24% in the third quarter of 2018 to 2.47% for the second quarter of 2019, and moderated to 2.26% for the third quarter of 2019, reflecting the fluctuations in the interest rate environment.  There was no material change in the rates or volume of our junior subordinated debt issuances and senior debt issuance in the linked quarter or year over year periods.  Average notes payable and other borrowings included  long-term FHLBC advances acquired in our acquisition of ABC Bank in April 2018, of $11.0 million for the third quarter of 2019, $13.1 million for the second quarter of 2019, and $20.8 million for the third quarter of 2018.

Our net interest margin (TE) decreased one basis point to 4.14% for the third quarter of 2019, compared to 4.15% for the second quarter of 2019 due primarily to a decrease in loan yields resulting from the falling interest rate environment, which decreased income from average earning assets more significantly than expenses related to average interest bearing liabilities.  Our net interest margin (TE) in the third quarter of 2019 was 14 basis points higher than the third quarter of 2018, due primarily to loan growth and increases in loan yields resulting from a higher yielding product mix in commercial loans compared to residential loans, which resulted in increased income from average earning assets at a more significant rate than the increase in expenses on average interest bearing liabilities.

Noninterest Income

				3rd Quarter 2019
Noninterest Income	Three Months Ended			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2019	2019	2018	2019	2018
Trust income	$1,730	$1,739	$1,644	(0.5)	5.2
Service charges on deposits	2,020	1,959	1,923	3.1	5.0
Residential mortgage banking revenue
Secondary mortgage fees	282	203	199	38.9	41.7
Mortgage servicing rights mark to market (loss)	(946)	(1,137)	(11)	16.8	N/M
Mortgage servicing income	460	491	471	(6.3)	(2.3)
Net gain on sales of mortgage loans	2,074	1,163	965	78.3	114.9
Total residential mortgage banking revenue	1,870	720	1,624	159.7	15.1
Securities gain, net	3,463	986	13	251.2	N/M
Increase in cash surrender value of BOLI	267	320	347	(16.6)	(23.1)
Debit card interchange income	1,124	1,166	1,135	(3.6)	(1.0)
Other income	1,459	1,253	1,128	16.4	29.3
Total noninterest income	$11,933	$8,143	$7,814	46.5	52.7

N/M - Not meaningful.

Noninterest income increased $3.8 million, or 46.5%, in the third quarter of 2019, compared to the second quarter of 2019, primarily driven by a $2.5 million increase in securities gains, net,  and a $1.2 million increase in total residential mortgage banking revenue, which included a decrease in mark to market  losses on mortgage servicing rights and increases in net gain on sales of mortgage loans, as mortgage banking volumes grew due to falling interest rates in the third quarter of 2019.

Noninterest income increased $4.1 million, or 52.7%, in the year over year, primarily driven by a $3.5 million increase in securities gains, net.  Growth in the year over year period was also noted in trust income of $86,000, service charges on deposits of $97,000, total residential mortgage banking revenue of $246,000, and other income of $331,000.  The increase in other income for the third quarter of 2019, compared to the third quarter of 2018, was primarily attributable to an increase in ATM fees of $62,000, master card contract incentive fees of $80,000, commercial interest rate swap fees of $71,000, and gain on the sale of fixed assets of $29,000.

Noninterest Expense

				3rd Quarter 2019
Noninterest Expense	Three Months Ended			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2019	2019	2018	2019	2018
Salaries	$9,460	$9,004	$8,509	5.1	11.2
Officers incentive	923	893	820	3.4	12.6
Benefits and other	1,679	1,690	1,836	(0.7)	(8.6)
Total salaries and employee benefits	12,062	11,587	11,165	4.1	8.0
Occupancy, furniture and equipment expense	2,235	1,925	1,782	16.1	25.4
Computer and data processing	1,490	1,524	1,247	(2.2)	19.5
FDIC insurance	(114)	116	162	(198.3)	(170.4)
General bank insurance	270	236	230	14.4	17.4
Amortization of core deposit intangible asset	157	121	136	29.8	15.4
Advertising expense	360	381	492	(5.5)	(26.8)
Debit card interchange expense	279	233	320	19.7	(12.8)
Legal fees	111	243	243	(54.3)	(54.3)
Other real estate owned expense, net	26	248	(370)	(89.5)	(107.0)
Other expense	3,078	3,512	3,304	(12.4)	(6.8)
Total noninterest expense	$19,954	$20,126	$18,711	(0.9)	6.6
Efficiency ratio (GAAP)[1]	59.46%	61.91%	60.06%
Adjusted efficiency ratio (non-GAAP)[2]	58.53%	60.66%	59.11%

1  The efficiency ratio shown in the table above is a GAAP financial measure calculated as noninterest expense, excluding OREO expenses and amortization of core deposits, divided by the sum of net interest income and total noninterest income less net gains and losses on securities and any BOLI death benefit recorded.

2 The adjusted efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of BOLI. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

Noninterest expense for the third quarter of 2019 decreased $172,000, or 0.9%, compared to the second quarter of 2019, and increased $1.2 million, or 6.6%, compared to the second quarter of 2018.  The linked quarter decrease is primarily attributable to a $230,000 decrease in FDIC insurance due to an assessment credit , a $222,000 decrease in other real estate expense, net, and a $434,000 decrease in other expense, which was partially offset by a $475,000 increase in salaries and employee benefits expense and a $310,000 increase in occupancy, furniture and equipment expense. Other expense decreased in the third quarter of 2019, compared to the second quarter of 2019, due to reductions in audit fees, consulting and management fees, and fraud losses. The increases in salaries and employee benefits was due to additional staffing in the commercial lending area late in the second quarter of 2019, and seasonal repairs and maintenance on bank owned properties.

The year over year increase in noninterest expense is primarily attributable to the growth in our commercial lending team and repairs and maintenance on bank owned properties, which resulted in higher costs in salaries and employee benefits and higher occupancy, furniture and equipment expense.  Partially offsetting the year over year increases were decreases to FDIC insurance, advertising expense, legal fees, and other expense.

Earning Assets

				September 30, 2019
Loans	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2019	2019	2018	2019	2018
Commercial	$333,664	$337,848	$306,407	(1.2)	8.9
Leases	108,152	98,379	70,661	9.9	53.1
Real estate - commercial	826,780	825,091	804,184	0.2	2.8
Real estate - construction	91,066	93,079	112,873	(2.2)	(19.3)
Real estate - residential	388,511	393,547	393,598	(1.3)	(1.3)
HELOC	126,309	128,673	122,022	(1.8)	3.5
Other[1]	14,140	13,533	12,969	4.5	9.0
Total loans, excluding deferred loan costs and PCI	1,888,622	1,890,150	1,822,714	(0.1)	3.6
Net deferred loan costs	2,054	1,959	1,348	4.8	52.4
Total loans, excluding PCI	1,890,676	1,892,109	1,824,062	(0.1)	3.7
PCI loans, net of purchase accounting adjustments	9,135	10,834	10,887	(15.7)	(16.1)
Total loans	$1,899,811	$1,902,943	$1,834,949	(0.2)	3.5

1 Other class includes consumer and overdrafts.

Total loans decreased by $3.1 million at September 30, 2019, compared to June 30, 2019,  and increased $64.9 million for the year over year period.  The majority of the year over year increase is due to organic growth in our commercial loan, lease, and real estate-commercial loan portfolios.

				September 30, 2019
Securities	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2019	2019	2018	2019	2018
Securities available-for-sale, at fair value
U.S. Treasury	$4,038	$4,025	$3,854	0.3	4.8
U.S. government agencies	9,143	9,812	11,703	(6.8)	(21.9)
U.S. government agency mortgage-backed	16,940	16,999	14,766	(0.3)	14.7
States and political subdivisions	238,727	251,295	272,264	(5.0)	(12.3)
Collateralized mortgage obligations	64,121	64,867	64,960	(1.2)	(1.3)
Asset-backed securities	83,182	82,725	109,173	0.6	(23.8)
Collateralized loan obligations	72,271	62,357	65,618	15.9	10.1
Total securities available-for-sale	$488,422	$492,080	$542,338	(0.7)	(9.9)

Our securities portfolio was $488.4 million as of September 30, 2019, a decrease of $3.7 million from $492.1 million as of June 30, 2019, and a decrease of $53.9 million from September 30, 2018.  The portfolio composition has remained relatively static over the past year, with exceptions noted in states and political subdivisions and asset-backed securities due to sales, calls or maturities in those portfolios.    Security sales recorded in the third quarter of 2019 resulted in net securities gains of $3.5 million, compared to $986,000 of net securities gains in the second quarter of 2019, and $13,000 of net security gains in the third quarter of 2018.  The $3.5 million gain on sale recorded in the third quarter of 2019 was driven by the sale of approximately $57.2 million of tax exempt municipal securities, as the spread risk on these assets had increased considerably due to historically tight spreads in the sector. The security sales occurred to reduce the exposure related to this risk; these sale proceeds were partially used to purchase taxable municipal bonds, which had spread levels near their historic average.

Asset Quality

				September 30, 2019
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2019	2019	2018	2019	2018
Nonaccrual loans	$11,852	$11,089	$9,981	6.9	18.8
Performing troubled debt restructured loans accruing interest	1,532	1,570	1,719	(2.4)	(10.9)
Loans past due 90 days or more and still accruing interest	18	-	79	-	(77.2)
Total nonperforming loans	13,402	12,659	11,779	5.9	13.8
Other real estate owned	4,682	5,668	6,964	(17.4)	(32.8)
Total nonperforming assets	$18,084	$18,327	$18,743	(1.3)	(3.5)

PCI loans, net of purchase accounting adjustments	$9,135	$10,834	$10,887	(15.7)	(16.1)

30-89 days past due loans	$7,937	$8,888	$16,802
Nonaccrual loans to total loans	0.6%	0.6%	0.5%
Nonperforming loans to total loans	0.7%	0.7%	0.6%
Nonperforming assets to total loans plus OREO	0.9%	1.0%	1.0%
Purchased credit-impaired loans to total loans	0.5%	0.6%	0.6%

Allowance for loan and lease losses	$19,651	$19,372	$19,328
Allowance for loan and lease losses to total loans	1.0%	1.0%	1.1%
Allowance for loan and lease losses to nonaccrual loans	165.8%	174.7%	193.7%

Nonperforming loans consist of nonaccrual loans, performing troubled debt restructured loans accruing interest and loans 90 days or more past due and still accruing interest.  We do not consider PCI loans, which showed evidence of deteriorated credit quality at acquisition, to be nonperforming assets as long as their cash flows and the timing of such cash flows continue to be estimable and probable of collection.  Nonperforming loans to total loans was 0.7% in both the second and third quarters of 2019 and 0.6% for the third quarter of 2018. Nonperforming assets to total loans plus OREO ended at 0.9% in the third quarter of 2019 compared to 1.0% in both the second quarter of 2019 and the third quarter of 2018, reflecting stable nonperforming metrics as loan portfolio growth occurred over the last year, as well as continued OREO liquidations over the past year and write-downs recorded in 2019 and 2018.  Our allowance for loan and lease losses to total loans was 1.0% as of both September 30, 2019 and June 30, 2019, and 1.1% as of September 30, 2018.

The following table details the accretable discount on all of our purchased loans for the quarters ended September 30, 2019.

Purchased Accounting Accretion
(dollars in thousands)
For the Three Months Ended	Accretable Discount- Non-PCI Loans	Accretable Discount- PCI Loans	Non-Accretable Discount- PCI Loans	Total
Beginning balance, July 1, 2019	$1,216	$931	$5,500	$7,647
Accretion	(217)	(218)	(606)	(1,041)
Transfer	-	1	(1)	-
Ending balance, September 30, 2019	$999	$714	$4,893	$6,606

For the Three Months Ended	Accretable Discount - Non-PCI Loans	Accretable Discount - PCI Loans	Non-Accretable Discount - PCI Loans	Total
Beginning balance, April 1, 2019	$1,502	$1,085	$5,969	$8,556
Accretion	(286)	(108)	-	(394)
Charge-offs	-	(48)	(467)	(515)
Transfer	-	2	(2)	-
Ending balance, June 30, 2019	$1,216	$931	$5,500	$7,647

The following table shows classified assets by segment for the following periods.

				September 30, 2019
Classified loans	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2019	2019	2018	2019	2018
Commercial	$8,079	$7,704	$353	4.9	N/M
Leases	74	125	-	(40.8)	N/M
Real estate-commercial, nonfarm	12,525	19,186	21,008	(34.7)	(40.4)
Real estate-commercial, farm	1,210	1,210	1,241	-	(2.5)
Real estate-construction	264	273	282	(3.3)	(6.4)
Real estate-residential:
Investor	984	1,029	1,103	(4.4)	(10.8)
Multi-Family	430	493	3,177	(12.8)	(86.5)
Owner occupied	3,766	3,773	5,022	(0.2)	(25.0)
HELOC	1,985	2,078	1,829	(4.5)	8.5
Other[1]	22	24	55	(8.3)	(60.0)
Total classified loans, excluding PCI	29,339	35,895	34,070	(18.3)	(13.9)
PCI loans, net of purchase accounting adjustments	9,135	10,834	10,887	(15.7)	(16.1)
Total classified loans	$38,474	$46,729	$44,957	(17.7)	(14.4)

N/M - Not meaningful.

1  Other class includes consumer and overdrafts.

Classified loans include nonaccrual, performing troubled debt restructurings, PCI loans, and all other loans considered substandard, as shown above.  Classified loans totaled $38.5 million as of September 30, 2019, a decrease of $8.3 million, or 17.7%, from the prior linked quarter, and a decrease of $6.5 million, or 14.4%, from the third quarter of 2018.  The $9.1 million of PCI loans as of September 30, 2019, $10.8 million as of June 30, 2019, and $10.9 million as of September 30, 2018, stems from our acquisition of ABC Bank in 2018.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	September 30,	% of	June 30,	% of	September 30,	% of
	2019	Total [2]	2019	Total [2]	2018	Total [2]
Commercial	$10	3.7	$61	15.5	$(25)	357.1
Leases	47	17.3	-	-	-	-
Real estate-commercial, nonfarm
Owner general purpose	-	-	42	10.7	(6)	85.7
Owner special purpose	-	-	-	-	192	(2,742.9)
Non-owner general purpose	147	54.2	(12)	(3.0)	(22)	314.3
Non-owner special purpose	-	-	-	-	-	-
Retail properties	-	-	-	-	-	-
Total real estate-commercial, nonfarm	147	54.2	30	7.7	164	(2,342.9)
Real estate-construction
Homebuilder	-	-	-	-	-	-
Land	-	-	-	-	(23)	328.6
Commercial speculative	-	-	(2)	(0.5)	-	-
All other	7	2.6	1	0.3	(9)	128.6
Total real estate-construction	7	2.6	(1)	(0.2)	(32)	457.2
Real estate-residential
Investor	(6)	(2.2)	(3)	(0.8)	(18)	257.1
Multi-Family	-	-	-	-	(11)	157.1
Owner occupied	(13)	(4.8)	(11)	(2.8)	(54)	771.4
Total real estate-residential	(19)	(7.0)	(14)	(3.6)	(83)	1,185.6
HELOC	(2)	(0.7)	267	67.8	(90)	1,285.7
Other[1]	81	29.9	51	12.8	59	(842.9)
Net charge-offs / (recoveries)	$271	100.0	$394	100.0	$(7)	100.0

1  Other class includes consumer and overdrafts.

2 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs for the quarter ended September 30, 2019 were $397,000, compared to $474,000 for the quarter ended June 30, 2019, and $372,000 for the quarter ended September 30, 2018.  Gross recoveries were $126,000 for the quarter ended September 30, 2019, compared to $80,000 for the quarter ended June 30, 2019 and $379,000 for the third quarter of 2018. Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $2.07 billion at September 30, 2019, which reflects a decrease of $3.3 million compared to June 30, 2019, stemming from net decreases in savings,  and NOW accounts of $20.4 million, partially offset by an increase in demand deposits of $10.5 million and time deposits of $5.5 million.  Total deposits decreased $57.9 million in the year over year period reflecting aggregate decreases in money market, NOW accounts and time deposits of $86.3 million, partially offset by aggregate increases in demand deposits and savings accounts of $28.4 million.

Borrowings

As of September 30, 2019, we had $84.0 million outstanding in other short-term borrowings compared to $87.1 million as of June 30, 2019, and $81.9 million as of September 30, 2018.

We are indebted on senior notes totaling $44.2 million, net of deferred issuance costs, as of September 30, 2019.  We are also indebted on $57.7 million of junior subordinated debentures, net of deferred issuance costs, which are related to the trust preferred securities issued by our two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  Notes payable and other borrowings is comprised of $8.9 million of long-term FHLBC advances acquired in our ABC Bank acquisition, with terms ranging from December 29, 2020 to February 2, 2026.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure our performance, including the presentation of net interest income and net interest margin on a fully taxable equivalent basis and our efficiency ratio calculations. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the noninterest expense presentation on page 5.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on page 15 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

We will host an earnings call on Thursday, October 24, 2019, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to our earnings call via telephone by dialing 844-407-9500.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on October 31, 2019, by dialing 877-481-4010, using Conference ID:  53745.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	September 30,	December 31,
	2019	2018
Assets
Cash and due from banks	$42,671	$38,599
Interest earning deposits with financial institutions	11,366	16,636
Cash and cash equivalents	54,037	55,235
Securities available-for-sale, at fair value	488,422	541,248
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	10,711	13,433
Loans held-for-sale	5,592	2,984
Loans	1,899,811	1,897,027
Less: allowance for loan and lease losses	19,651	19,006
Net loans	1,880,160	1,878,021
Premises and equipment, net	42,900	42,439
Other real estate owned	4,682	7,175
Mortgage servicing rights, net	5,361	7,357
Goodwill and core deposit intangible	21,404	21,814
Bank-owned life insurance ("BOLI")	62,589	61,544
Deferred tax assets, net	12,691	21,280
Other assets	25,766	23,473
Total assets	$2,614,315	$2,676,003

Liabilities
Deposits:
Noninterest bearing demand	$643,355	$618,830
Interest bearing:
Savings, NOW, and money market	1,004,501	1,040,668
Time	426,635	457,175
Total deposits	2,074,491	2,116,673
Securities sold under repurchase agreements	48,870	46,632
Other short-term borrowings	84,000	149,500
Junior subordinated debentures	57,722	57,686
Senior notes	44,244	44,158
Notes payable and other borrowings	8,856	15,379
Other liabilities	26,111	16,894
Total liabilities	2,344,294	2,446,922

Stockholders’ Equity
Common stock	34,825	34,720
Additional paid-in capital	120,291	119,081
Retained earnings	204,486	175,463
Accumulated other comprehensive income (loss)	6,371	(4,079)
Treasury stock	(95,952)	(96,104)
Total stockholders’ equity	270,021	229,081
Total liabilities and stockholders’ equity	$2,614,315	$2,676,003

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Interest and dividend income
Loans, including fees	$25,109	$23,377	$74,132	$64,625
Loans held-for-sale	47	39	100	94
Securities:
Taxable	2,296	2,491	6,933	7,053
Tax exempt	1,719	2,064	5,958	6,239
Dividends from FHLBC and FRBC stock	154	121	459	338
Interest bearing deposits with financial institutions	119	84	344	230
Total interest and dividend income	29,444	28,176	87,926	78,579
Interest expense
Savings, NOW, and money market deposits	724	642	2,254	1,487
Time deposits	1,672	1,568	4,931	4,187
Securities sold under repurchase agreements	135	140	431	323
Other short-term borrowings	429	311	1,611	916
Junior subordinated debentures	933	930	2,791	2,784
Senior notes	682	672	2,026	2,016
Notes payable and other borrowings	89	173	312	268
Total interest expense	4,664	4,436	14,356	11,981
Net interest and dividend income	24,780	23,740	73,570	66,598
Provision for loan and lease losses	550	-	1,450	728
Net interest and dividend income after provision for loan and lease losses	24,230	23,740	72,120	65,870
Noninterest income
Trust income	1,730	1,644	4,955	4,784
Service charges on deposits	2,020	1,923	5,841	5,284
Secondary mortgage fees	282	199	621	556
Mortgage servicing rights mark to market (loss) gain	(946)	(11)	(2,902)	189
Mortgage servicing income	460	471	1,408	1,550
Net gain on sales of mortgage loans	2,074	965	3,999	3,122
Securities gains, net	3,463	13	4,476	360
Increase in cash surrender value of BOLI	267	347	1,045	946
Death benefit realized on BOLI	-	-	-	1,026
Debit card interchange income	1,124	1,135	3,277	3,279
Other income	1,459	1,128	3,838	3,755
Total noninterest income	11,933	7,814	26,558	24,851
Noninterest expense
Salaries and employee benefits	12,062	11,165	35,261	33,727
Occupancy, furniture and equipment	2,235	1,782	6,149	4,992
Computer and data processing	1,490	1,247	4,346	5,332
FDIC insurance	(114)	162	176	483
General bank insurance	270	230	756	780
Amortization of core deposit intangible	157	136	410	254
Advertising expense	360	492	975	1,325
Debit card interchange expense	279	320	659	902
Legal fees	111	243	480	688
Other real estate expense, net	26	(370)	324	232
Other expense	3,078	3,304	9,738	9,636
Total noninterest expense	19,954	18,711	59,274	58,351
Income before income taxes	16,209	12,843	39,404	32,370
Provision for income taxes	4,036	3,201	9,485	6,978
Net income	$12,173	$9,642	$29,919	$25,392

Basic earnings per share	$0.41	$0.32	$1.00	$0.85
Diluted earnings per share	0.40	0.32	0.98	0.84
Dividends declared per share	0.01	0.01	0.03	0.03

Ending common shares outstanding	29,903,154	29,747,078	29,903,154	29,747,078
Weighted-average basic shares outstanding	29,899,063	29,747,078	29,880,511	29,718,191
Weighted-average diluted shares outstanding	30,438,333	30,383,891	30,390,965	30,297,294

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2018				2019
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Cash and due from banks	$29,776	$36,720	$34,608	$34,915	$33,749	$33,618	$34,315
Interest earning deposits with financial institutions	13,819	19,161	17,975	19,142	18,842	19,053	21,425
Cash and cash equivalents	43,595	55,881	52,583	54,057	52,591	52,671	55,740

Securities available-for-sale, at fair value	549,161	555,202	542,297	538,882	513,491	520,006	494,050
FHLBC and FRBC stock	8,920	8,619	8,905	10,758	11,463	11,317	10,398
Loans held-for-sale	2,353	2,868	3,220	2,617	1,853	2,870	4,462
Loans	1,600,594	1,806,209	1,839,341	1,855,283	1,893,659	1,894,454	1,890,992
Less: allowance for loan and lease losses	18,263	18,494	19,696	19,247	19,235	19,435	19,452
Net loans	1,582,331	1,787,715	1,819,645	1,836,036	1,874,424	1,875,019	1,871,540

Premises and equipment, net	37,472	41,796	42,651	42,731	42,270	42,271	42,754
Other real estate owned	7,884	7,951	7,801	7,159	6,779	6,012	5,427
Mortgage servicing rights, net	7,347	7,697	7,915	8,130	7,334	6,551	5,578
Goodwill and core deposit intangible	8,911	9,035	21,990	21,879	21,747	21,618	21,476
Bank-owned life insurance ("BOLI")	61,273	60,920	61,283	61,616	61,661	62,124	62,445
Deferred tax assets, net	26,739	26,825	27,680	25,531	20,878	16,458	13,750
Other assets	16,881	22,384	21,976	20,309	21,098	19,041	20,820
Total other assets	166,507	176,608	191,296	187,355	181,767	174,075	172,250
Total assets	$2,352,867	$2,586,893	$2,617,946	$2,629,705	$2,635,589	$2,635,958	$2,608,440

Liabilities
Deposits:
Noninterest bearing demand	$554,624	$618,765	$625,982	$634,611	$625,423	$645,580	$651,863
Interest bearing:
Savings, NOW, and money market	970,998	1,059,601	1,064,801	1,045,744	1,055,563	1,044,950	1,011,717
Time	382,422	460,909	467,933	461,677	445,076	422,975	420,429
Total deposits	1,908,044	2,139,275	2,158,716	2,142,032	2,126,062	2,113,505	2,084,009

Securities sold under repurchase agreements	40,275	44,655	46,850	44,628	45,157	44,184	40,342
Other short-term borrowings	87,444	58,199	55,119	83,588	98,328	93,369	75,310
Junior subordinated debentures	57,645	57,657	57,669	57,681	57,692	57,704	57,716
Senior Notes	44,071	44,096	44,121	44,146	44,171	44,196	44,222
Notes payable and other borrowings	-	19,795	20,768	17,987	15,273	13,101	10,973
Other liabilities	13,969	15,679	20,142	17,108	13,750	19,586	30,329
Total liabilities	2,151,448	2,379,356	2,403,385	2,407,170	2,400,433	2,385,645	2,342,901

Stockholders' equity
Common stock	34,647	34,717	34,717	34,717	34,775	34,825	34,825
Additional paid-in capital	117,734	117,793	118,366	118,800	119,051	119,381	120,076
Retained earnings	147,309	155,553	162,486	172,363	180,398	188,453	199,228
Accumulated other comprehensive loss	(1,871)	(4,232)	(4,714)	(7,204)	(3,102)	3,705	7,417
Treasury stock	(96,400)	(96,294)	(96,294)	(96,141)	(95,966)	(96,051)	(96,007)
Total stockholders' equity	201,419	207,537	214,561	222,535	235,156	250,313	265,539
Total liabilities and stockholders' equity	$2,352,867	$2,586,893	$2,617,946	$2,629,705	$2,635,589	$2,635,958	$2,608,440

Total Earning Assets	$2,174,847	$2,392,059	$2,411,738	$2,426,682	$2,439,308	$2,447,700	$2,421,327
Total Interest Bearing Liabilities	1,582,855	1,744,912	1,757,261	1,755,451	1,761,260	1,720,479	1,660,709

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2018				2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Interest and Dividend Income
Loans, including fees	$18,732	$22,512	$23,377	$24,144	$24,099	$24,924	$25,109
Loans held-for-sale	24	35	39	33	22	31	47
Securities:
Taxable	2,170	2,392	2,491	2,524	2,414	2,223	2,296
Tax exempt	2,061	2,114	2,064	2,102	2,098	2,141	1,719
Dividends from FHLB and FRBC stock	106	111	121	131	149	156	154
Interest bearing deposits with financial institutions	49	97	84	104	114	111	119
Total interest and dividend income	23,142	27,261	28,176	29,038	28,896	29,586	29,444
Interest Expense
Savings, NOW, and money market deposits	344	501	642	670	771	759	724
Time deposits	1,175	1,444	1,568	1,643	1,618	1,641	1,672
Securities sold under repurchase agreements	79	104	140	138	149	147	135
Other short-term borrowings	329	276	311	512	607	575	429
Junior subordinated debentures	927	927	930	933	927	931	933
Senior notes	672	672	672	672	672	672	682
Notes payable and other borrowings	-	95	173	130	116	107	89
Total interest expense	3,526	4,019	4,436	4,698	4,860	4,832	4,664
Net interest and dividend income	19,616	23,242	23,740	24,340	24,036	24,754	24,780
(Release) provision for loan and lease losses	(722)	1,450	-	500	450	450	550
Net interest and dividend income after (release) provision for loan and lease losses	20,338	21,792	23,740	23,840	23,586	24,304	24,230
Noninterest Income
Trust income	1,495	1,645	1,644	1,633	1,486	1,739	1,730
Service charges on deposits	1,592	1,769	1,923	2,044	1,862	1,959	2,020
Secondary mortgage fees	162	195	199	140	136	203	282
Mortgage servicing rights mark to market gain (loss)	305	(105)	(11)	(923)	(819)	(1,137)	(946)
Mortgage servicing income	452	627	471	389	457	491	460
Net gain on sales of mortgage loans	917	1,240	965	669	762	1,163	2,074
Securities gains, net	35	312	13	-	27	986	3,463
Increase in cash surrender value of BOLI	248	351	347	38	458	320	267
Death benefit realized on BOLI	1,026	-	-	-	-	-	-
Debit card interchange income	1,012	1,132	1,135	1,141	987	1,166	1,124
Other income	1,261	1,366	1,128	1,371	1,126	1,253	1,459
Total noninterest income	8,505	8,532	7,814	6,502	6,482	8,143	11,933
Noninterest Expense
Salaries and employee benefits	10,207	12,355	11,165	10,435	11,612	11,587	12,062
Occupancy, furniture and equipment	1,558	1,652	1,782	1,922	1,989	1,925	2,235
Computer and data processing	1,344	2,741	1,247	1,413	1,332	1,524	1,490
FDIC insurance	156	165	162	170	174	116	(114)
General bank insurance	251	299	230	259	250	236	270
Amortization of core deposit intangible	21	97	136	133	132	121	157
Advertising expense	341	492	492	242	234	381	360
Debit card interchange expense	281	301	320	38	147	233	279
Legal fees	159	286	243	147	126	243	111
Other real estate expense, net	173	429	(370)	165	50	248	26
Other expense	2,863	3,469	3,304	3,853	3,148	3,512	3,078
Total noninterest expense	17,354	22,286	18,711	18,777	19,194	20,126	19,954
Income before income taxes	11,489	8,038	12,843	11,565	10,874	12,321	16,209
Provision for income taxes	2,000	1,777	3,201	2,945	2,406	3,043	4,036
Net income	$9,489	$6,261	$9,642	$8,620	$8,468	$9,278	$12,173

Basic earnings (loss) per share	$0.32	$0.21	$0.32	$0.29	$0.28	$0.31	$0.41
Diluted earnings (loss) per share	0.31	0.21	0.32	0.28	0.28	0.31	0.40
Dividends paid per share	0.01	0.01	0.01	0.01	0.01	0.01	0.01

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands:

	Quarters Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Net Interest Margin
Interest income (GAAP)	$29,444	$29,586	$28,176
Taxable-equivalent adjustment:
Loans	3	3	5
Securities	457	569	548
Interest income (TE)	29,904	30,158	28,729
Interest expense (GAAP)	4,664	4,832	4,436
Net interest income (TE)	$25,240	$25,326	$24,293
Net interest income (GAAP)	$24,780	$24,754	$23,740
Average interest earning assets	$2,421,327	$2,447,700	$2,411,738
Net interest margin (GAAP)	4.06%	4.06%	3.91%
Net interest margin (TE)	4.14%	4.15%	4.00%

	GAAP			Non-GAAP
	Three Months Ended			Three Months Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
	2019	2019	2018	2019	2019	2018
Efficiency Ratio / Adjusted Efficiency Ratio
Noninterest expense	$19,954	$20,126	$18,711	$19,954	$20,126	$18,711
Less amortization of core deposit	157	121	136	157	121	136
Less other real estate expense, net	26	248	(370)	26	248	(370)
Less acquisition related costs	N/A	N/A	N/A	-	-	(82)
Noninterest expense less adjustments	$19,771	$19,757	$18,945	$19,771	$19,757	$19,027

Net interest income	$24,780	$24,754	$23,740	$24,780	$24,754	$23,740
Taxable-equivalent adjustment:
Loans	N/A	N/A	N/A	3	3	5
Securities	N/A	N/A	N/A	457	569	548
Net interest income including adjustments	24,780	24,754	23,740	25,240	25,326	24,293
Noninterest income	11,933	8,143	7,814	11,933	8,143	7,814
Less securities gain, net	3,463	986	13	3,463	986	13
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI	N/A	N/A	N/A	71	85	92
Noninterest income (less) / including adjustments	8,470	7,157	7,801	8,541	7,242	7,893

Net interest income including adjustments plus noninterest income (less) / including adjustments	$33,250	$31,911	$31,541	$33,781	$32,568	$32,186
Efficiency ratio / Adjusted efficiency ratio	59.46%	61.91%	60.06%	58.53%	60.66%	59.11%